Exhibit 99.1

Airgain® Reports First Quarter 2026 Financial Results

Q1 highlighted by continued operational execution across core business and growth platforms

SAN DIEGO, CA, May 6, 2026 – Airgain, Inc. (NASDAQ: AIRG), a leading provider of advanced wireless connectivity solutions, today reported financial results for the first quarter ended March 31, 2026.

“The first quarter marked a solid start to 2026 as we began converting the strategic groundwork we laid last year into broader commercial momentum across the business,” said Jacob Suen, President and CEO of Airgain. “During the quarter, we secured a multi-year Tier 1 North American MNO design win for a next-generation 5G home connectivity platform, received a $4 million follow-on IoT order from a leading solutions provider, expanded our IoT presence in robotics through a new design win with Coco Robotics. We also expanded our AirgainConnect offering with the acquisition of the HPUE product line and entered a strategic partnership with Nextivity to advance integrated 4G and 5G coverage solutions. These developments reflect growing validation of Airgain’s connectivity portfolio across the consumer, enterprise IoT, automotive, and infrastructure market applications. While first quarter revenue reflected seasonal dynamics in the consumer market, we were encouraged by the sequential growth in the enterprise and automotive markets and the continued progress in our growth platforms”.

First Quarter 2026 and Recent Operational Highlights

•
Acquired high-power user equipment (HPUE) product line assets from Nextivity, expanding Airgain’s portfolio and strengthening its vehicle gateway capabilities
•
Entered a strategic partnership with Nextivity to co-develop integrated 4G/5G coverage solutions for challenging indoor and outdoor environments
•
Secured a multi-year, multi-million-dollar embedded antenna design win for a next-generation 5G home connectivity platform with a Tier 1 North American MNO, with production units anticipated later this year
•
Received a $4 million purchase order from a leading Internet of Things (IoT) solutions provider, with shipments expected to be completed this year
•
Secured a design win with Coco Robotics for next-generation autonomous delivery platforms, representing a multi-million-dollar opportunity over the life of the rollout

First Quarter 2026 Financial Highlights

GAAP

•
Sales of $11.5 million
•
GAAP gross margin of 43.2%
•
GAAP operating expenses of $7.1 million
•
GAAP net loss of $1.9 million or $(0.15) per share

Non-GAAP

•
Non-GAAP gross margin of 44.2%
•
Non-GAAP operating expenses of $6.1 million
•
Non-GAAP net loss of $1.0 million or $(0.08) per share
•
Adjusted EBITDA of ($0.9) million

First Quarter 2026 Financial Results

Sales for the first quarter of 2026 were $11.5 million, compared to $12.1 million in the fourth quarter of 2025 and $12.0 million in the first quarter of 2025. First quarter 2026 revenue consisted of $5.6 million from the consumer market, $5.0 million from the enterprise market, and $0.9 million from the automotive market. Sequentially, sales declined $0.6 million or 5.0%, primarily due to seasonal decline in the consumer market, where revenue decreased by $1.7 million from the fourth quarter of 2025. This was partially offset by a $0.7 million increase in enterprise sales, driven by higher embedded modems sales, and a $0.4 million increase in automotive sales, driven by vehicle gateway shipments. Compared to the prior-year quarter, sales declined $0.5 million, or 4.2%, primarily reflecting a $0.8 million decrease in consumer revenue and a $0.4 million decrease in automotive revenue, partially offset by a $0.7 million increase in enterprise revenue.

GAAP gross profit for the first quarter of 2026 was $5.0 million, compared to $5.4 million for the fourth quarter of 2025 and $5.2 million for the same quarter a year ago. Non-GAAP gross profit for the first quarter of 2026 was $5.1 million, compared to $5.6 million for the fourth quarter of 2025 and $5.3 million for the same quarter a year ago (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

GAAP gross margin for the first quarter of 2026 was 43.2%, compared to 44.8% for the fourth quarter of 2025 and 43.0% for the same quarter a year ago. The sequential decline was primarily driven by lower enterprise gross margin due to unfavorable product mix. Non-GAAP gross margin for the first quarter of 2026 was 44.2% compared to 46.3% for the fourth quarter of 2025 and 44.3% for the same quarter a year ago (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

GAAP operating expenses for the first quarter of 2026 were $7.1 million, compared to $7.9 million for the fourth quarter of 2025 and $8.3 million for the same quarter a year ago. Operating expenses for the first quarter of 2026 decreased from both the fourth quarter of 2025 and the same quarter a year ago, primarily due to lower amortization of intangible assets and lower employee-related expenses. Non-GAAP operating expenses for the first quarter of 2026 were $6.1 million compared to $5.9 million in the fourth quarter of 2025 and $6.6 million for the same quarter a year ago (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

GAAP net loss for the first quarter of 2026 was $1.9 million or ($0.15) per share (based on 12.3 million shares), compared to net loss of $2.4 million or ($0.20) per share (based on 12.0 million shares) for the fourth quarter of 2025 and net loss of $1.5 million or ($0.13) per share (based on 11.6 million shares) for the same quarter a year ago. Non-GAAP net loss for the first quarter of 2026 was $1.0 million or $(0.08) per share (based on 12.3 million shares), compared to a non-GAAP net loss of $0.3 million or ($0.03) per share (based on 12.0 million shares) for the fourth quarter of 2025 and a non-GAAP net loss of $1.3 million or ($0.11) per share (based on 11.6 million shares) for the same quarter a year ago (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

Adjusted EBITDA for the first quarter of 2026 was $(0.9) million, compared to ($0.2) million for the fourth quarter of 2025 and ($1.2) million for the same quarter a year ago (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

Second Quarter 2026 Financial Outlook

GAAP

•
Sales are expected to be in the range of $12.5 million and $14.5 million, or $13.5 million at the midpoint
•
GAAP gross margin is expected to be in the range of 41.6% to 44.6%
•
GAAP operating expense is expected to be approximately $6.6 million
•
GAAP net loss per share is expected to be ($0.07) at the midpoint

Non-GAAP

•
Non-GAAP gross margin is expected to be in the range of 42.5% to 45.5%
•
Non-GAAP operating expense is expected to be approximately $5.8 million
•
Non-GAAP net income per share is expected to be $0.01 at the midpoint
•
Adjusted EBITDA is expected to be $0.2 million at the midpoint

The Company's financial outlook for the three months ending June 30, 2026, including reconciliations of GAAP to non-GAAP measures can be found at the end of this press release.

Conference Call

Management will hold a conference call today on May 6, 2026, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss financial results for the first quarter ended March 31, 2026.

Management will host the presentation, followed by a question-and-answer period.

Dial-In: 877 407-2988 or 201 389-0923 or Call Me

Confirmation #: 13760326

The conference call will be broadcast simultaneously and be available for replay via the investor section of the company’s website at investors.airgain.com.

For webcast access, please follow the web address below to register for the conference call.

Registration: Here

A replay of the webcast will be available via the registration link after 8:00 p.m. Eastern Time until May 6, 2027.

About Airgain, Inc.

Headquartered in San Diego, California, Airgain, Inc. (NASDAQ: AIRG) is a leading provider of advanced wireless connectivity solutions that drive cutting-edge innovation in 5G technology. We are committed to delivering high-performance, cost-effective, and energy-efficient wireless solutions that enable rapid market deployment. Our mission is to connect the world through integrated, innovative, and optimized wireless solutions. Our diverse product portfolio serves three primary markets: enterprise, automotive, and consumer. For more information, visit airgain.com, or follow us on LinkedIn and X.

Airgain, AirgainConnect, and the Airgain logo are trademarks or registered trademarks of Airgain, Inc. All other trademarks are the property of their respective owner.

Forward-Looking Statements

Airgain cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. These forward-looking statements include statements regarding our expectations about our pipeline, and timing for production units and shipments, expected benefits and synergies of the HPUE acquisition and strategic partnerships, the size of potential opportunities from design wins, the potential to strengthen enterprise and carrier go-to-market engagement, and our second quarter 2026 financial outlook. The inclusion of forward-looking statements should not be regarded as a representation by Airgain that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: the market for our products is developing and may not develop as we expect; our operating results may fluctuate significantly, including based on seasonal factors, which makes future operating results difficult to predict and could cause our operating results to fall below expectations or guidance; supply constraints on our contract manufacturers' and our customers' ability to obtain necessary components in our respective supply chains, including with respect to memory semiconductors which suppliers may redirect toward higher-margin AI applications, may delay our volume ramp timelines, increase our costs and negatively affect our sales and operating results; risks associated with the performance of our products, including bundled solutions with third-party products; our products are subject to intense competition, and competitive pressures from existing and new companies may harm our business, sales, growth rates, and market share; emerging satellite-to-device connectivity technologies may reduce demand for terrestrial wireless solutions or require significant engineering investment to address hybrid connectivity requirements; the potential for partnerships, strategic alliances and advisors to not meet expectations; risks associated with quality and timing in manufacturing our products and our reliance on third-party manufacturers; we may not be able to maintain strategic collaborations under which our bundled solutions are offered; overall global supply shortages, including with respect to memory chips, and logistics delays within the supply chain that our products are used in, and uncertainty regarding tariffs and trade policies and their potential impact, as well as in each case, their adverse effect on general U.S. and global economic conditions and financial markets, and, ultimately, our sales and operating results; any rise in interest rates and inflation may adversely impact our margins, the supply chain and our customers’ sales, which may negatively affect our sales and operating results; our future success depends on our ability to develop and successfully introduce new and enhanced products for the wireless market that meet the needs of our customers, including our ability to transition to provide a more diverse solutions capability; we sell to customers who are price conscious, and a few customers represent a significant portion of our sales, and if we lose any of these customers, our sales could decrease significantly; we rely on a limited number of contract manufacturers to produce and ship all of our products, and our contract manufacturers rely on a single or limited number of suppliers for some components of our products and channel partners to sell and support our products, and the failure to manage our relationships with these parties successfully or a failure of these parties to perform could adversely affect our ability to market and sell our products; if we cannot protect our intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Note Regarding Use of Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation, amortization (Adjusted EBITDA), non-GAAP net income (loss) attributable to common stockholders (non-GAAP net income (loss)), non-GAAP net income (loss) per (basic or diluted) share (non-GAAP EPS), non-GAAP operating expense, non-GAAP gross profit and non-GAAP gross margin. We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance.

In computing Adjusted EBITDA, non-GAAP net income (loss), and non-GAAP EPS, we exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock awards; interest income, net of interest expense offset by other expense, depreciation and amortization, workforce reduction severance and exit costs, and provision (benefit) for income taxes. In computing non-GAAP operating expense, we exclude stock-based compensation expense, amortization of intangibles, workforce reduction severance, and exit costs. In computing non-GAAP gross profit and non-GAAP gross margin, we exclude stock-based compensation expense, and amortization of intangible assets. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash operating expenses; we believe that providing non-GAAP financial measures that exclude non-cash expense allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time. Management considers these types of expenses and adjustments, to a great extent, to be unpredictable and dependent on a considerable number of factors that are outside of our control and are not necessarily reflective of operational performance during a period.

Our non-GAAP measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA, non-GAAP net income (loss), non-GAAP EPS, non-GAAP operating expense, non-GAAP gross profit and non-GAAP gross margin are not measurements of financial performance under GAAP and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be a substitute for, or superior to, the information provided by GAAP financial results. Reconciliations with specific adjustments to GAAP results and outlooks are provided at the end of this release.

Airgain Contact

Michael Elbaz

Chief Financial Officer

investors@airgain.com

Airgain Investor Contact

Matt Glover

Gateway Group, Inc.

+1 949 574 3860

AIRG@gateway-grp.com

Airgain, Inc.

Consolidated Balance Sheets

(in thousands, except par value)

(unaudited)

	March 31, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,127	$7,358
Trade accounts receivable, net	11,272	12,775
Inventories	4,066	3,580
Prepaid expenses	972	868
Other current assets	407	1,177
Total current assets	23,844	25,758
Property and equipment, net	1,591	1,696
Operating lease right-of-use assets	3,955	4,166
Goodwill	10,845	10,845
Intangible assets, net	2,999	2,787
Other assets	157	85
Total assets	$43,391	$45,337
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,071	$9,214
Accrued compensation	870	1,157
Accrued liabilities and other	2,734	1,790
Short-term lease liabilities	832	821
Total current liabilities	11,507	12,982
Deferred tax liability	190	186
Long-term lease liabilities	3,679	3,880
Total liabilities	15,376	17,048
Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital, par value $0.0001, 200,000 shares authorized; 13,200 shares issued and 12,659 shares outstanding at March 31, 2026; and 12,666 shares issued and 12,125 shares outstanding at December 31, 2025.	128,911	127,292
Treasury stock, at cost: 541 shares at March 31, 2026 and December 31, 2025.	(5,364)	(5,364)
Accumulated deficit	(95,532)	(93,635)
Accumulated other comprehensive income	—	(4)
Total stockholders’ equity	28,015	28,289
Total liabilities and stockholders’ equity	$43,391	$45,337

Airgain, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended March 31,
	March 31, 2026	March 31, 2025
Sales	$11,511	$12,013
Cost of goods sold	6,538	6,853
Gross profit	4,973	5,160
Operating expenses:
Research and development	2,249	2,498
Sales and marketing	2,330	2,464
General and administrative	2,507	3,294
Total operating expenses	7,086	8,256
Loss from operations	(2,113)	(3,096)
Other income (expense):
Gain on business acquisition	340	—
Employee retention credit refund	—	1,494
Interest income, net	18	221
Other expense, net	(70)	(141)
Total other income (expense), net	288	1,574
Loss before income taxes	(1,825)	(1,522)
Income tax expense	72	24
Net loss	$(1,897)	$(1,546)
Net loss per share:
Basic	$(0.15)	$(0.13)
Diluted	$(0.15)	$(0.13)
Weighted average shares used in calculating loss per share:
Basic	12,306	11,579
Diluted	12,306	11,579

Airgain, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(1,897)	$(1,546)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	99	123
Loss on disposal of property and equipment	65	—
Amortization of intangible assets	216	796
Gain on business acquisition	(340)	—
Stock-based compensation	707	907
Deferred tax liability	4	5
Changes in operating assets and liabilities:
Trade accounts receivable	1,503	301
Inventories	(486)	197
Prepaid expenses and other current assets	665	198
Other assets	(16)	—
Accounts payable	(2,146)	(1,637)
Accrued compensation	21	(183)
Accrued liabilities and other	825	(364)
Lease liabilities	21	178
Net cash used in operating activities	(759)	(1,025)
Cash flows from investing activities:
Purchases of property and equipment	(55)	(42)
Purchase of intellectual property	(88)	—
Net cash used in investing activities	(143)	(42)
Cash flows from financing activities:
Proceeds from at-the-market common stock offering, net of offering costs	628	—
Payments for withholding taxes related to net share settlement of equity awards	—	(191)
Proceeds from employee stock purchase and option exercises	94	148
Net cash provided by (used in) financing activities	722	(43)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	4	1

Net decrease in cash, cash equivalents and restricted cash	(176)	(1,109)
Cash, cash equivalents, and restricted cash; beginning of period	7,413	8,565
Cash, cash equivalents, and restricted cash; end of period	$7,237	$7,456
Supplemental disclosure of non-cash investing and financing activities:
Operating lease liabilities resulting from right-of-use assets	$—	$519
Accrual of property and equipment	$4	$8
Cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$7,127	$7,401
Restricted cash included in other assets	$110	$55
Total cash, cash equivalents, and restricted cash	$7,237	$7,456

Airgain, Inc.

(in thousands)

(unaudited)

Sales by Target Market

	Three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
Enterprise	$4,952	$4,277	$4,341
Consumer	5,614	7,373	6,401
Automotive	945	475	1,271
Total sales	$11,511	$12,125	$12,013

Reconciliation of GAAP to Non-GAAP Gross Profit

	Three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
Gross profit	$4,973	$5,435	$5,160
Stock-based compensation	25	86	73
Amortization of intangible assets	90	89	89
Non-GAAP gross profit	$5,088	$5,610	$5,322

Reconciliation of GAAP to Non-GAAP Gross Margin

	Three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
Gross margin	43.2%	44.8%	43.0%
Stock-based compensation	0.2%	0.7%	0.6%
Amortization of intangible assets	0.8%	0.8%	0.7%
Non-GAAP gross margin	44.2%	46.3%	44.3%

Reconciliation of GAAP to Non-GAAP Operating Expenses

	Three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
Operating expenses	$7,086	$7,855	$8,256
Stock-based compensation expense	(682)	(988)	(834)
Amortization of intangible assets	(126)	(920)	(653)
Severance and exit costs	—	—	(135)
Business acquisition costs	(174)	—	—
Non-GAAP operating expenses	$6,104	$5,947	$6,634

Airgain, Inc.

(in thousands, except per share data)

(unaudited)

Reconciliation of GAAP to Non-GAAP Net (Loss)

	Three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
Net loss	$(1,897)	$(2,441)	$(1,546)
Employee retention credit	—	—	(1,494)
Stock-based compensation expense	707	1,074	907
Amortization of intangible assets	216	1,009	742
Severance and exit costs	—	—	135
Gain on business acquisition	(340)	—	—
Business acquisition costs	174	—	—
Other expense (income), net	52	17	(87)
Income tax expense	72	25	24
Non-GAAP net income (loss) attributable to common stockholders	$(1,016)	$(316)	$(1,319)
Non-GAAP net (loss) per share:
Basic	$(0.08)	$(0.03)	$(0.11)
Diluted	$(0.08)	$(0.03)	$(0.11)
Weighted average shares used in calculating non-GAAP net income (loss) per share:
Basic	12,306	12,013	11,579
Diluted	12,306	12,013	11,579

Reconciliation of Net Loss to Adjusted EBITDA

	Three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
Net loss	$(1,897)	$(2,441)	$(1,546)
Employee retention credit	—	—	(1,494)
Stock-based compensation expense	707	1,074	907
Depreciation and amortization	315	1,133	865
Severance and exit costs	—	—	135
Gain on business acquisition	(340)	—	—
Business acquisition costs	174	—	—
Other expense (income), net	52	17	(87)
Income tax expense	72	25	24
Adjusted EBITDA	$(917)	$(192)	$(1,196)

Q2-2026 Financial Outlook

Reconciliations of GAAP to Non-GAAP Gross Margin, Operating Expense, Net Income (Loss), EPS and to Adjusted EBITDA
For the Three Months Ended June 30, 2026
(dollars in millions, except per share data)

Gross Margin Reconciliation:		Operating Expense Reconciliation:
GAAP gross margin	43.1%	GAAP operating expenses	$6.6
Stock-based compensation	0.2%	Stock-based compensation	(0.7)
Amortization	0.7%	Amortization	(0.1)
Non-GAAP gross margin	44.0%	Non-GAAP operating expenses	$5.8

Net Income (Loss) Reconciliation		Net Income (Loss) per Share Reconciliation(1):
GAAP net loss	$(0.8)	GAAP net loss per share	$(0.07)
Stock-based compensation	0.7	Stock-based compensation	0.06
Amortization	0.2	Amortization	0.02
Non-GAAP net income	$0.1	Non-GAAP net income per share	$0.01

Adjusted EBITDA Reconciliation
GAAP net loss	$(0.8)
Stock-based compensation	0.7
Depreciation and amortization	0.2
Interest income, net & ERC	0.1
Adjusted EBITDA	$0.2

(1) Amounts are based on 12.7 million basic and 12.9 million diluted weighted average shares outstanding.